Exhibit 99.6

Dear Valued Customer: I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a plan of conversion, Hoyne Savings, MHC will convert from the mutual holding company structure (meaning no stockholders) to the stock holding company structure. To accomplish the conversion, Hoyne Bancorp, Inc., a newly formed Delaware corporation that will become the stock holding company for Hoyne Savings Bank, is conducting an offering of its shares of common stock. Enclosed you will find a Prospectus, a Stock Order Form, Proxy Materials and a Questions and Answers Brochure describing the conversion and offering. In furtherance of our commitment to our local community, we intend to establish a new charitable foundation, Hoyne Charitable Foundation, Inc., in connection with the conversion. We intend to contribute to our charitable foundation 2.0% of the total amount of shares of common stock offered in the conversion and $250,000 in cash. The purpose of our charitable foundation is to provide financial support to charitable organizations in the communities in which we operate and will operate in the future and to enable our communities to share in our long-term growth. Our charitable foundation will be dedicated to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to us. THE PROXY VOTE: Your vote is extremely important for us to complete the conversion and offering. Although we have received conditional regulatory approval to implement the plan of conversion, we must receive the approval of the members of Hoyne Savings, MHC (i.e., depositors and certain borrowers of Hoyne Savings Bank). NOT VOTING YOUR ENCLOSED PROXY CARD WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” PROPOSALS ONE AND TWO. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at Hoyne Savings Bank. Please vote all the Proxy Cards you receive — none are duplicates! To cast your vote, please sign and date each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or Internet by following the instructions on the Proxy Card. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” BOTH PROPOSALS. Please note: • The proceeds resulting from the sale of stock by Hoyne Bancorp, Inc. will support our business strategy. • There will be no change to account numbers, interest rates or other terms of your deposit accounts or loans at Hoyne Savings Bank. • Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits, without interruption. • You will continue to enjoy the same services with the same board of directors, management and staff. • Voting does not obligate you to purchase shares of common stock in our offering. THE STOCK OFFERING: As an eligible depositor or borrower of Hoyne Savings Bank, you have non-transferable rights, but no obligation, to subscribe for shares of common stock in our Subscription Offering before any shares are offered for sale to the general public. The common stock is being offered for sale at $10.00 per share, and there will be no sales commission charged to purchasers in the offering. The enclosed Prospectus describes the stock offering in more detail. Please read the Prospectus carefully before making an investment decision. If you are interested in purchasing shares of common stock, please complete the enclosed Stock Order Form and return it, with full payment, by paying for overnight delivery to the address indicated on the Stock Order Form, by hand-delivery to the Hoyne Savings Bank office located at 4786 N. Milwaukee Avenue, Chicago, Illinois, or by mail using the Stock Order Reply Envelope provided. Original Stock Order Forms and full payment must be received (not postmarked) before 1:00 p.m., Central Time, on __________, 2025. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time. I invite you to consider this opportunity to share in our future as a Hoyne Bancorp, Inc. stockholder. Thank you for your continued support as a Hoyne Savings Bank customer. Sincerely, Walter F. Healy President and Chief Executive Officer HBI-M QUESTIONS? Call our Stock Information Center at (___) ___-____, from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday, except bank holidays. This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Dear Friend: I am pleased to tell you about an investment opportunity. Hoyne Bancorp, Inc., a newly formed Delaware corporation and the proposed stock holding company of Hoyne Savings Bank, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers in the offering. The offering is being conducted pursuant to a plan of conversion that provides for the conversion of Hoyne Savings, MHC from the mutual holding company structure (meaning no stockholders) to the stock holding company structure. In furtherance of our commitment to our local community, we intend to establish a new charitable foundation, Hoyne Charitable Foundation, Inc., in connection with the conversion. We intend to contribute to our charitable foundation 2.0% of the total amount of shares of common stock offered in the conversion and $250,000 in cash. The purpose of our charitable foundation is to provide financial support to charitable organizations in the communities in which we operate and will operate in the future and to enable our communities to share in our long-term growth. Our charitable foundation will be dedicated to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to us. Our records indicate that you were a depositor of Hoyne Savings Bank at the close of business on March 31, 2024 or June 30, 2025, whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock in our Subscription Offering before any shares are offered for sale to the general public. The enclosed Prospectus describes the offering in more detail. Please read the Prospectus carefully before making an investment decision. If you are interested in purchasing shares of common stock, please complete the enclosed Stock Order Form and return it, with full payment, by paying for overnight delivery to the indicated address on the Stock Order Form, by hand-delivery to the Hoyne Savings Bank office located at 4786 N. Milwaukee Avenue, Chicago, Illinois, or by mail using the Stock Order Reply Envelope provided. Original Stock Order Forms and full payment must be received (not postmarked) before 1:00 p.m., Central Time, on __________, 2025. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time. If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below. I invite you to consider this opportunity to share in our future as a Hoyne Bancorp, Inc. stockholder. Sincerely, Walter F. Healy President and Chief Executive Officer HBI-F QUESTIONS? Call our Stock Information Center at (___) ___-____, from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday, except bank holidays. This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

HBI-C Dear Potential Investor: I am pleased to tell you about an investment opportunity. Hoyne Bancorp, Inc., a newly formed Delaware corporation that will become the savings and loan holding company for Hoyne Savings Bank, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers in the offering. The offering is being conducted pursuant to a plan of conversion that provides for the conversion of Hoyne Savings, MHC from the mutual holding company structure (meaning no stockholders) to the stock holding company structure. In furtherance of our commitment to our local community, we intend to establish a new charitable foundation, Hoyne Charitable Foundation, Inc., in connection with the conversion. We intend to contribute to our charitable foundation 2.0% of the total amount of shares of common stock offered in the conversion and $250,000 in cash. The purpose of our charitable foundation is to provide financial support to charitable organizations in the communities in which we operate and will operate in the future and to enable our communities to share in our long-term growth. Our charitable foundation will be dedicated to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to us. Please read the enclosed Prospectus carefully before making an investment decision. If you are interested in purchasing shares of common stock, please complete the enclosed Stock Order Form and return it, with full payment, by paying for overnight delivery to the address indicated on the Stock Order Form, by hand-delivery to the Hoyne Savings Bank office located at 4786 N. Milwaukee Avenue, Chicago, Illinois, or by mail using the Stock Order Reply Envelope provided. Original Stock Order Forms and full payment must be received (not postmarked) before 1:00 p.m., Central Time, on __________, 2025. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time. If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus or call our Stock Information Center at the number shown below. I invite you to consider this opportunity to share in our future as a Hoyne Bancorp, Inc. stockholder. Sincerely, Walter F. Healy President and Chief Executive Officer QUESTIONS? Call our Stock Information Center at (___) ___-____, from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday, except bank holidays. This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

HBI-BD Dear Prospective Investor: Keefe, Bruyette & Woods, A Stifel Company, has been retained by Hoyne Savings Bank and its proposed holding company, Hoyne Bancorp, Inc., as marketing agent in connection with the offering by Hoyne Bancorp, Inc. At the request of Hoyne Savings Bank, we are enclosing a Prospectus and Stock Order Form regarding the offering of shares of Hoyne Bancorp, Inc. common stock. We encourage you to read the enclosed Prospectus carefully before making an investment decision. If you have questions after reading the enclosed material, please call the Stock Information Center at (___) ___-____, from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday, except bank holidays. We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. This is not a recommendation or solicitation for any action by you with regard to the enclosed material. Sincerely, This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Keefe, Bruyette & Woods is a member of FINRA and SIPC.

HBI-QA Questions and Answers About Our Conversion and Stock Offering

This brochure answers questions about the conversion and offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section. GENERAL — THE CONVERSION AND STOCK OFFERING Our board of directors has unanimously determined that the conversion and offering is in the best interests of our organization, our customers and the communities we serve. Q. What is the conversion and offering? A. Pursuant to our plan of conversion, Hoyne Savings, MHC will convert from the mutual holding company structure (meaning no stockholders) to the stock holding company structure, through the sale of shares of Hoyne Bancorp, Inc. common stock. Upon completion of the conversion, Hoyne Bancorp, Inc. will become the stock holding company for Hoyne Savings Bank by owning all of the outstanding shares of Hoyne Savings Bank. Q. What are the reasons for the conversion and stock offering? A. Our primary reasons for the conversion and offering are to: • enhance our capital base to support growth; • enhance our ability to manage risk; • offer our employees and directors an equity ownership interest in Hoyne Bancorp, Inc.; • facilitate future mergers and acquisitions, if available, on a prudent basis; and • offer our members the ability to take an equity ownership interest. Q. Is Hoyne Savings Bank considered “well-capitalized” for regulatory purposes? A. Yes. As of March 31, 2025, Hoyne Savings Bank was considered “well-capitalized” for regulatory purposes. Q. Will customers notice any change in Hoyne Savings Bank’s day-to-day activities as a result of the conversion and offering? A. No. It will be business as usual. The conversion is an internal change to our corporate structure. There will be no change to our board of directors, management and staff as a result of the conversion and offering. Hoyne Savings Bank will continue to operate as an independent savings bank. Q. Will the conversion and offering affect customers’ deposit accounts or loans? A. No. The conversion and offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the maximum legal limits and without interruption. Deposit accounts will not be converted to stock. THE CHARITABLE FOUNDATION Q. What is the Hoyne Charitable Foundation, Inc. and why is it being funded through the conversion? A. We intend to contribute to our charitable foundation 2.0% of the total amount of shares of common stock offered in the conversion and $250,000 in cash. The purpose of our charitable foundation is to provide financial support to charitable organizations in the communities in which we operate and will operate in the future and to enable our communities to share in our long-term growth. Our charitable foundation will be dedicated to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to us. Q. Will the charitable foundation be established and funded if the conversion and stock offering are not approved and completed? A. No. The charitable foundation will only be established and funded if both the plan of conversion and the charitable foundation are approved by our members. However, if we receive all other approvals, we will be permitted to complete the conversion without the charitable foundation if the establishment and funding of the charitable foundation is not approved by our members. THE PROXY VOTE Although we have received conditional regulatory approval, the plan of conversion and the establishment and funding of the charitable foundation are both subject to approval by Hoyne Savings, MHC’s members (i.e., eligible depositors and certain borrowers of Hoyne Savings Bank). Q. Why should I vote “FOR” the plan of conversion and “FOR” the establishment and funding of the charitable foundation? A. Your vote “FOR” the plan of conversion is extremely important to us. Each eligible Hoyne Savings, MHC member as of __________, 2025 should have received a Proxy Card. These packages also included a Proxy Statement describing the plan of conversion and the charitable foundation, neither of which can be implemented without the approval of the members. If you have more than one eligible account, you may receive multiple packages. Please open each package and vote all the Proxy Cards that were sent to you. Our board of directors believes that converting to a fully public ownership structure will best support our future growth. Voting does not obligate you to purchase shares of common stock in the offering. Q. What happens if I don’t vote? A. Your vote is very important. Proxy Cards not voted will have the same effect as voting ‘‘Against’’ both proposals. Without sufficient favorable votes, we cannot complete the conversion and offering. Q. How do I vote? A. You may vote by Internet or telephone by following the instructions on the proxy card. Internet and telephone voting is available 24 hours a day, and your vote will be recorded immediately. Alternatively, you may mark your vote, sign, date and mail the proxy card(s) in the enclosed proxy reply envelope provided. Regardless of how you choose to cast your vote, please vote today. Not voting has the same effect as voting “Against” both proposals. Q. How many votes are available to me? A. Depositors of Hoyne Savings Bank at the close of business on __________, 2025 are entitled to one vote for each $100 or fraction thereof on deposit. Also, each borrower of Hoyne Savings Bank as of October 16, 2020 whose borrowings remained outstanding at the close of business on __________, 2025, is entitled to one vote, in addition to votes he or she is entitled to as a depositor. However, no customer may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer. Q. Why did I receive more than one Proxy Card? A. If you had more than one deposit and/or loan account at Hoyne Savings Bank at the close of business on __________, 2025, you may have received more than one Proxy Card, depending on the ownership structure of your account(s). Open all packages that you receive. There are no duplicate cards — please promptly vote all the Proxy Cards sent to you. Q. More than one name appears on my Proxy Card. Who must sign? A. The name(s) reflect the title of your account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary. THE STOCK OFFERING AND PURCHASING SHARES Q. How many shares are being offered for sale and at what price? A. Hoyne Bancorp, Inc. is offering for sale between 5,100,000 and 6,900,000 shares of common stock (subject to increase to 7,935,000 shares) at $10.00 per share. No sales commission will be charged to purchasers. Q. Who is eligible to purchase stock in the stock offering? A. Pursuant to the plan of conversion, non-transferable rights to subscribe for shares of Hoyne Bancorp, Inc. common stock in the Subscription Offering have been granted in the following descending order of priority: Priority #1 — Depositors with accounts at Hoyne Savings Bank with aggregate balances of at least $50 at the close of business on March 31, 2024; Priority #2 — Our tax-qualified employee benefit plans; Priority #3 — Depositors with accounts at Hoyne Savings Bank with aggregate balances of at least $50 at the close of business on June 30, 2025; and Priority #4 — Depositors of Hoyne Savings Bank at the close of business on __________, 2025, and certain borrowers of Hoyne Savings Bank as of October 16, 2020 whose borrowings remained outstanding at the close of business on __________, 2025. Shares of common stock not purchased in the Subscription Offering may be offered for sale to the public in a Community Offering, with a preference given to natural persons and trusts of natural persons residing in Cook County, Illinois. Shares not sold in the Subscription and Community Offerings may be offered for sale to the general public through a Syndicated Community Offering. Q. I am eligible to subscribe for shares of common stock in the Subscription Offering but am not interested in investing. May I allow someone else to use my Stock Order Form to take advantage of my priority as an eligible account holder? A. No. Subscription rights are non-transferable! Only those eligible to subscribe for common stock in the Subscription Offering, as listed above, may subscribe for shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s). On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to subscribe for shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible account holders’ subscription rights in the Subscription Offering. Q. How may I order shares in the Subscription and Community Offerings? A. Shares can be ordered by completing an original Stock Order Form and returning it, with full payment, so that it is received (not postmarked) before the offering deadline. You may submit your Stock Order Form by paying for overnight delivery to the address indicated on the Stock Order Form, by hand-delivery to the Hoyne Savings Bank office located at 4786 N. Milwaukee Avenue, Chicago, Illinois, or by mail using the Stock Order Reply Envelope provided. Hand-delivered stock order forms will only be accepted at this location. We will not accept stock order forms at any other office. Please do not mail Stock Order Forms to Hoyne Savings Bank. Q. What is the deadline for ordering shares? A. To purchase shares in the Subscription Offering, you must deliver a properly completed, signed original Stock Order Form, with full payment, so that it is received (not postmarked) before 1:00 p.m., Central Time, on __________, 2025. Acceptable methods for delivery of Stock Order Forms are described above. Q. How may I pay for the shares? A. Payment for shares can be remitted in two ways: (1) By personal check, bank check or money order, made payable to Hoyne Bancorp, Inc. These will be deposited upon receipt. We cannot accept wires or third-party checks. Hoyne Savings Bank line of credit checks may not be remitted for this purchase. (2) By authorized deposit account withdrawal of funds from your Hoyne Savings Bank deposit account(s). The Stock Order Form section titled “Method of Payment — Deposit Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at Hoyne Savings Bank may not be listed for direct withdrawal. See information on retirement accounts below. Q. Will I earn interest on my funds? A. Yes. If you pay by personal check, bank check or money order, you will earn interest at 0.05% per annum, from the date your order is processed until the completion of the conversion and offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your Hoyne Savings Bank deposit account(s), your funds will continue earning interest within the account at the contractual rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the conversion and offering. Q. Are there limits to how many shares I can order? A. Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by an individual, or individuals acting through a single qualifying deposit account held jointly, is 30,000 shares ($300,000). Additionally, no person or entity, together with any associate or group of persons acting in concert with such person or entity, may purchase more than 30,000 shares ($300,000) in all categories of the offering combined. More detail on purchase limits, including the definition of “associate” and “acting in concert,” can be found in the Prospectus section entitled “The Conversion and Offering — Additional Limitations on Common Stock Purchases.” Q. May I use my Hoyne Savings Bank individual retirement account (“IRA”) to purchase shares? A. It’s possible to use funds currently held in retirement accounts with Hoyne Savings Bank. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Hoyne Savings Bank or elsewhere, please call our Stock Information Center for guidance as soon as possible but in no event later than two weeks before the __________, 2025 offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held. Q. May I get a loan from Hoyne Savings Bank to pay for shares? A. No. Hoyne Savings Bank, by regulation, cannot extend a loan for the purchase of Hoyne Bancorp, Inc. common stock in the offering. Similarly, you may not use existing Hoyne Savings Bank line of credit checks to purchase stock in the offering. Q. May I change my mind and cancel my order after I place an order to subscribe for stock? A. No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent or unless the offering is terminated or is extended beyond __________, 2025 or the number of shares of common stock to be sold is increased to more than 7,935,000 shares or decreased to less than 5,100,000 shares. Q. Are directors and executive officers of Hoyne Savings Bank planning to purchase stock? A. Yes! Directors and executive officers, together with their associates, are expected to subscribe for an aggregate of 230,000 shares ($2,300,000) representing 4.5% of shares to be outstanding at the minimum of the offering range. Q. Will the common stock be insured? A. No. Like any common stock, Hoyne Bancorp, Inc.’s common stock will not be insured. Q. Will dividends be paid on the stock? A. No decision has been made with respect to the amount, if any, and timing of any dividend payments on our common stock following the completion of the conversion and offering. The amount of dividends to be paid, if any, will be subject to our financial condition and results of operations, tax considerations, capital requirements and available alternative uses for capital, statutory and regulatory limitations, and general economic conditions. We cannot assure you that we will pay dividends in the future, or, if we pay dividends, that any such dividends will not be reduced or eliminated in the future. Q. How will the shares of Hoyne Bancorp, Inc. trade? A. We anticipate that Hoyne Bancorp’s shares will be listed on the Nasdaq Capital Market under the symbol “HYNE.” Once the shares have begun trading, you may contact a firm offering investment services in order to buy or sell Hoyne Bancorp, Inc. shares in the future. Q. If I purchase shares in the offering, when will I receive my shares? A. All shares of Hoyne Bancorp, Inc. common stock sold in the offering will be issued in book-entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. As soon as practicable after completion of the conversion and offering, our transfer agent will send, by first-class mail, a statement reflecting your stock ownership. WHERE TO GET MORE INFORMATION Q. How can I get more information? A. For more information, refer to the enclosed Prospectus or call our Stock Information Center, at (___) ___-____, from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday. The Stock Information Center will be closed on bank holidays. This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

HBI-PF IMPORTANT NOTICE IF YOU HAVE MORE THAN ONE ELIGIBLE VOTING ACCOUNT YOU MAY RECEIVE MULTIPLE PACKAGES. PLEASE OPEN EACH PACKAGE AND VOTE ALL THE PROXY CARDS THAT WERE SENT TO YOU. THEY DO NOT DUPLICATE EACH OTHER! THANK YOU! Questions? Call our Information Center, toll-free, at (___) ___-____ from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday, except bank holidays. This flyer is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

YOUR VOTE IS IMPORTANT! PLEASE VOTE THE ENCLOSED PROXY CARD! If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package, please vote the enclosed replacement Proxy Card. You may vote by mail using the enclosed envelope or follow the telephone or Internet voting instructions on the Proxy Card. PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING “FOR” THE PLAN OF CONVERSION AND “FOR” THE ESTABLISHMENT AND FUNDING OF THE CHARITABLE FOUNDATION. Not voting has the same effect as voting “against” both proposals. Voting does not obligate you to purchase common stock in the stock offering. The conversion will change our form of corporate structure, but will not result in changes to bank staff, management or your deposit accounts or loans at Hoyne Savings Bank. Deposit accounts will not be converted to common stock. Deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits and without interruption. IF YOU RECEIVE MORE THAN ONE OF THESE REMINDER MAILINGS, PLEASE VOTE EACH PROXY CARD RECEIVED. THEY DO NOT DUPLICATE EACH OTHER! QUESTIONS? Please call our Information Center at (___) ___-____, from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday, except bank holidays. HBI-PG1

HBI-PG2 HAVE YOU VOTED YET? PLEASE VOTE THE ENCLOSED PROXY CARD! Our records indicate that you have not voted the Proxy Card(s) we mailed to you. If you are unsure whether you voted, please vote the enclosed replacement proxy card. Your vote will not be counted twice. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PLAN OF CONVERSION AND “FOR” THE ESTABLISHMENT AND FUNDING OF THE CHARITABLE FOUNDATION. Not voting has the same effect as voting “against” both proposals. Voting does not obligate you to purchase shares of common stock during the stock offering, nor does it affect your Hoyne Savings Bank deposit accounts or loans. IF YOU RECEIVE MORE THAN ONE OF THESE REMINDER MAILINGS, PLEASE VOTE EACH PROXY CARD RECEIVED. THEY DO NOT DUPLICATE EACH OTHER! QUESTIONS? Please call our Information Center at (___) ___-____, from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday, except bank holidays.

HBI-PG3 YOUR VOTE IS IMPORTANT! Not voting has the same effect as voting “against” the plan of conversion and “against” the establishment and funding of the charitable foundation. IN ORDER TO IMPLEMENT BOTH PROPOSALS, WE MUST OBTAIN THE APPROVAL OF OUR VOTING MEMBERS. Please disregard this notice if you have already voted. If you are unsure whether you voted, vote the enclosed replacement Proxy Card. Your vote will not be counted twice! IF YOU RECEIVE MORE THAN ONE OF THESE REMINDER MAILINGS, PLEASE VOTE EACH PROXY CARD RECEIVED. THEY DO NOT DUPLICATE EACH OTHER! Please note: Implementing the plan of conversion will not affect your deposit accounts or loans at Hoyne Savings Bank. Deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits and without interruption. Voting does not obligate you to purchase common stock in the stock offering. THANK YOU VERY MUCH! QUESTIONS? Please call our Information Center at (___) ___-____, from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday, except bank holidays.